Exhibit 21

                           Subsidiaries of the Company
                               as of May 25, 1995


             The Company owns all of the stock of the following corporations:

        Name                          State of Incorporation

   Marcus Theatres Corporation               Wisconsin
   Marcus Restaurants, Inc.                  Wisconsin
   B & G Realty, Inc.                        Wisconsin
   First American Finance Corporation        Wisconsin
   Marc Plaza Corporation                    Wisconsin
   Pfister Corporation                       Wisconsin
   Marcus Geneva, Inc.                       Wisconsin
   Marcus Hotels, Inc.                       Wisconsin
   Budgetel Inns, Inc.                       Wisconsin

             Marcus Theatres Corporation owns all of the stock of the following corporations:

        Name                          State of Incorporation

   Appleton Theatres Corporation             Wisconsin
   Centre Theatres Corporation               Wisconsin
   La Crosse Amusement Company               Wisconsin
   Lake-Vue Drive-In Corp.                   Wisconsin
   Marcus Cinemas, Inc.                      Wisconsin
   Marcus Productions,, Inc.                 Wisconsin
   M & S Amusement, Inc.                     Wisconsin
   Pilgrim Theatre Corporation               Wisconsin
   Southtown Corporation                     Wisconsin
   Starlight-24 Corporation                  Wisconsin
   Stephen Amusement Corporation             Wisconsin
   Tower 41-Corporation                      Wisconsin
   Vending Corporation                       Wisconsin
   41-Bowl, Inc.                             Wisconsin
   Marcus Amusement Co., Inc.                Wisconsin


             Budgetel Inns, Inc. owns all of the stock of the following corporations:

        Name                                   State of Incorporation

   Budgetel Partners, Inc.                            Wisconsin
   Guest House Inn-Appleton, Inc.                     Wisconsin
   Guest House Inn of Manitowoc, Inc.                 Wisconsin
   Marc's Budgetel of Nebraska, Inc.                  Nebraska
   Budgetel Franchises International, Inc.            Wisconsin
   Woodfield Refreshments of Colorado, Inc.           Colorado

             Marcus Restaurants, Inc. owns all of the stock of the following corporations, except it owns 50% of 642, Inc.:

        Name                                      State of Incorporation

   Marc's Carryout Corporation                           Wisconsin
   Tops, Inc.                                            Illinois
   B & G Leasing Corporation                             Wisconsin
   Captains-Juneau, Inc.                                 Wisconsin
   Captains-Mayfair, Inc.                                Wisconsin
   Captains--Wausau, Inc.                                Wisconsin
   Captains-Kenosha, Inc.                                Wisconsin
   Colony Inns Southgate Corporation                     Wisconsin
   Marc's Steak House, Inc.                              Wisconsin
   642, Inc.                                             Wisconsin
   Red Garter-Manitowoc, Inc.                            Wisconsin
   Captains-Appleton, Inc.                               Wisconsin
   Speciality Products Corporation of Wisconsin          Wisconsin
   Glendale Refreshments, Inc.                           Wisconsin
   Grand Avenue Refreshments, Inc.                       Wisconsin

   Marcus Restaurants, Inc. has an option to purchase the remaining 50% of the stock of 642, Inc. for $5.

             Colony Inns Southgate Corporation owns 80% of the stock of Colony Inns Refreshments, Inc., a Wisconsin corporation, and has an option to purchase the remaining 20% for $5.

             Marcus Hotels, Inc. owns all of the stock of Marcus Northstar, Inc., a Minnesota corporation.